QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PROVIDIAN FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(2) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 26, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Providian Financial Corporation to be held at 10:00 a.m., Pacific time, on Thursday, May 13, 2004 at the PG&E Auditorium, 77 Beale Street, San Francisco, California.

        The purpose of the meeting is to act on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, and to update you on the Company's performance during 2003.

        Regardless of the number of shares you own or whether you plan to attend, it is important that your shares are represented and voted at the meeting. If you are unable to attend the meeting in person, please sign, date, and mail the enclosed proxy card promptly. You may also vote by using the Internet or by telephone in accordance with the instructions included in the accompanying materials.

        If you have any questions or comments about matters discussed in the Proxy Statement, please call our Investor Relations Department at (415) 278-6170.

        Your Board of Directors and management look forward to your attending either in person or by proxy.

Sincerely,
Joseph W. Saunders Chairman of the Board, President and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	3
Questions and Answers about the Proxy Materials and the Annual Meeting	4
Why did you send me this Proxy Statement?	4
What is the purpose of the Annual Meeting?	4
What are the Board's recommendations on the proposals?	4
Who can vote?	4
What shares can I vote?	4
How do I vote?	5
Can I vote through the Internet or by telephone?	5
What quorum is required for the Annual Meeting?	5
How are votes counted?	5
What vote is required to approve the proposals?	6
Who will count the vote?	6
If I change my mind, can I change my vote?	6
Can I have the Company's annual meeting materials delivered to me electronically?	6
Who is paying for this solicitation?	6
Security Ownership of Certain Beneficial Owners and Management	7
Proposal 1: Election Of Directors	10
Corporate Governance and Board Matters	12
Communication with Our Directors	12
Director Independence	12
Committees of the Board	12
Consideration of Director Nominees	14
Attendance at Meetings and Presiding Director	14
2003 Stockholder Proposal on Expensing Options	14
Directors' Compensation and Stock Ownership Guidelines	16
Executive Compensation and Other Information	18
Summary Compensation Table	18
Options Grants	21
Option Exercises and Holdings	21
Executive Employment and Change in Control Agreements	22
Executive Compensation Report	25
Performance Graph	28
Certain Relationships and Related Transactions	29
Compensation Committee Interlocks and Insider Participation	29
Audit and Compliance Committee Report	30
Auditor Fees	31
Pre-Approval of Audit and Permissible Non-Audit Services	31
Proposal 2: Ratification of the Appointment of Independent Auditors	32
Other Proposed Action	32
Stockholder Proposals	32
Section 16(a) Beneficial Ownership Reporting Compliance	33
Annual Report on Form 10-K	33
Internet and Telephone Voting	33
Electronic Delivery of Future Annual Meeting Materials	34
Delivery of Documents to Security Holders Sharing an Address	34
Attendance at the Annual Meeting	34
Appendix I

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK
OF PROVIDIAN FINANCIAL CORPORATION:

        The Annual Meeting of Stockholders of Providian Financial Corporation (the "Company") will be held at 10:00 a.m., Pacific time, on Thursday, May 13, 2004, at the PG&E Auditorium, 77 Beale Street, San Francisco, California, for the following purposes:

  (1)
  To elect four directors to serve until the 2007 Annual Meeting of Stockholders or until their earlier retirement, resignation, or removal;

  (2)
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2004; and

  (3)
  To transact such other business as may properly come before the meeting.

        You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on March 15, 2004, the record date. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed to stockholders with this notice on or about March 26, 2004.

        A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices located at 201 Mission Street, San Francisco, California for a period of ten days prior to the meeting.

        Your vote is important.    Record holders of Providian Financial shares will be able to vote their shares by using the Internet or a toll-free telephone number. Instructions for using these services can be found on the enclosed proxy card. You may, of course, vote your shares by signing and dating the proxy card and sending it in by mail. Specific instructions for voting can be found in the "Questions and Answers" section of the enclosed Proxy Statement and on the enclosed proxy card.

By Order of the Board of Directors

Ellen Richey Vice Chairman, Enterprise Risk Management, General Counsel and Secretary Providian Financial Corporation
San Francisco, California March 26, 2004

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did you send me this Proxy Statement?

        The Board of Directors of Providian Financial Corporation is sending you this Proxy Statement and the enclosed proxy card because we are soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote. The Annual Meeting will be held at 10:00 a.m., Pacific time, on Thursday, May 13, 2004, at the PG&E Auditorium, 77 Beale Street, San Francisco, California.

        The Company is first sending this Proxy Statement and accompanying proxy card to stockholders on or about March 26, 2004.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including the election of directors and ratification of the appointment of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during 2003.

What are the Board's recommendations on the proposals?

        The Board recommends a vote FOR each of the nominees for director and a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2004.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Who can vote?

        All holders of the Company's common stock (the "Common Stock") of record at the close of business on March 15, 2004 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were 291,149,982 shares of Common Stock outstanding.

What shares can I vote?

        For each share of Common Stock you own at the close of business on the Record Date, you are entitled to one vote on each matter to be voted on at the Annual Meeting. You may vote all shares you own as of that time. These include:

  •
  shares you hold in your name as the holder of record through the Company's transfer agent, EquiServe Trust Company, N.A. ("EquiServe"), and

  •
  shares held for you as the beneficial owner in "street name" through a broker, bank, or other nominee.

The enclosed proxy card also includes shares, if any, of Common Stock you may own under the Providian Financial Corporation 401(k) Plan, the Providian Financial Corporation 2000 Stock Incentive Plan (or any predecessor plan), and the Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan.

How do I vote?

        If you are the beneficial owner of shares of Common Stock held for you in "street name" through a broker, bank, or other nominee, or you own shares of Common Stock under the Providian Financial Corporation 1997 Employee Stock Purchase Plan, you have the right to direct your broker, bank, or other nominee how to vote, and these proxy materials are being forwarded to you together with a voting instruction card. It is important that you follow those instructions in order to have your shares voted.

        If you hold shares of Common Stock in your own name as a holder of record, you have the option of voting by proxy or voting in person at the Annual Meeting. If you vote by proxy, you may do so by signing and returning the enclosed proxy card or following the directions on the proxy card for Internet or telephone voting.

Can I vote through the Internet or by telephone?

        Instead of submitting your proxy vote on the paper proxy card, you can vote on the Internet or by telephone. See "Internet and Telephone Voting" on page 33 of this Proxy Statement for additional information. There are separate Internet and telephone voting arrangements depending on whether your shares are registered in your own name as a holder of record through the Company's transfer agent or held in "street name" through a broker, bank, or other nominee.

What quorum is required for the Annual Meeting?

        The quorum required for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. If you have returned valid proxy instructions or attend the meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on one or more proposals presented at the meeting. Shares that are the subject of broker nonvotes will count for quorum purposes. Generally, broker nonvotes occur when shares held in "street name" by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary power to vote such shares under the rules of the New York Stock Exchange (the "NYSE").

How are votes counted?

        Item 1 on the proxy card requests your vote for the four nominees for director this year. You may vote "FOR" all of the nominees, or your vote may be "WITHHELD" with respect to one or more nominees.

        Item 2 requests your vote for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2004. You may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

        If your Common Stock is held for you in "street name" through a broker, generally the broker may vote the Common Stock it holds for you only in accordance with your instructions. If the broker has not received your instructions with respect to a proposal and the broker does not have discretionary power under the NYSE rules to vote on the proposal, your shares will not be voted and will be considered "broker nonvotes" with respect to that proposal.

        If you vote by proxy, the proxy holders named on the proxy card will vote your shares as you direct. If you sign your proxy card but do not give specific voting instructions to the proxy holders, your shares will be voted in accordance with the Board's recommendations. Any undirected shares that you hold in the 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

        If any other matters are properly submitted to a vote at the Annual Meeting, your shares will be voted at the discretion of the proxy holders named on your proxy card.

What vote is required to approve the proposals?

        Directors are elected by a plurality of votes cast. This means that the four director nominees who receive the most "FOR" votes will be elected. If you withhold your authority to vote for any nominee, your vote will not count for or against the nominee. Likewise, a broker nonvote will not affect the outcome of the election.

        The proposal to ratify the appointment of Ernst & Young LLP will be approved if the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such matters vote "FOR" the proposal. Abstentions have the same effect as a vote against such matters. A broker nonvote will not affect the outcome, because broker nonvotes are not considered entitled to vote.

Who will count the vote?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether or not a quorum is present.

If I change my mind, can I change my vote?

        If you vote by proxy, you can change your vote by revoking your proxy at any time before the final tallying of votes. You may revoke your proxy by:

  •
  delivering a written notice of revocation to the Secretary of the Company;

  •
  signing another proxy card with a later date and returning it before the polls close at the meeting;

  •
  voting on the Internet or by telephone before the deadline for voting (see "Internet and Telephone Voting" on page 33 of this Proxy Statement) (your LATEST Internet or telephone vote is the one counted); or

  •
  voting in person at the Annual Meeting.

Can I have the Company's annual meeting materials delivered to me electronically?

        If you have access to the Internet, you can consent to electronic delivery of the Company's future proxy statements, proxy cards, and annual reports by responding affirmatively to the request for your consent when prompted. See "Electronic Delivery of Future Annual Meeting Materials" on page 34 of this Proxy Statement for additional information. If you consent and the Company delivers some or all of its future annual meeting materials to you by electronic mail or by posting materials to the Internet, you will not receive paper copies of these materials through the mail. Because electronic delivery could save the Company a significant portion of the costs associated with printing and mailing materials, we encourage you to consent to electronic delivery.

Who is paying for this solicitation?

        The Company will pay the cost of this proxy solicitation. Employees of the Company may solicit proxies by mail, telephone, facsimile, or directly in person. Company employees do not receive additional compensation for soliciting proxies. The Company has retained Georgeson Shareholder Communications, Inc. to help solicit proxies on behalf of the Company for a fee of $7,000 plus reasonable out-of-pocket costs and expenses. The Company will, upon request, reimburse brokers, banks, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information regarding ownership of the outstanding shares of Common Stock by any entity or person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and is based on Schedule 13G filings made with the Securities and Exchange Commission (the "SEC") by such entities or persons reporting shares beneficially owned as of December 31, 2003:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Owned(1)
Legg Mason Funds Management, Inc. LMM, LLC	25,529,600	(2)	8.77%
Legg Mason Capital Management, Inc. 100 Light Street Baltimore, MD 21202

(1)
Based on the number of shares of Common Stock issued and outstanding on March 15, 2004, which was 291,149,982.

(2)
According to a Schedule 13G filed with the SEC on February 17, 2004, Legg Mason Funds Management, Inc. reports shared voting power and shared dispositive power with respect to 13,675,000 shares, LMM, LLC reports shared voting power and shared dispositive power with respect to 10,000,000 shares, and Legg Mason Capital Management, Inc. reports shared voting power and shared dispositive power with respect to 1,854,600 shares, each as of December 31, 2003.

Security Ownership of Management

        The number of shares of Common Stock beneficially owned by each director and nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement, and by all directors, nominees, and executive officers as a group, as of March 15, 2004, is shown in the following table. For purposes of this disclosure, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) through May 14, 2004. Subject to applicable community property laws and shared voting or investment power with a spouse, each individual has sole investment and voting power with respect to the shares set forth in the table that follows unless otherwise noted. For additional information regarding equity and equity-based awards, see "Option Grants," "Option Exercises and Holdings," and "Executive Employment and Change in Control Agreements."

Name of Director, Nominee or Executive Officer	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock Owned
Joseph W. Saunders	2,300,001	(2)	*
John L. Douglas	12,569	(3)	*
Richard D. Field	597,098	(4)	*
J. David Grissom	1,009,182	(5)	*
Robert J. Higgins	54,868		*
James P. Holdcroft, Jr.	10,941		*
F. Warren McFarlan	144,450	(6)	*
Ruth M. Owades	113,193	(7)	*
Francesca Ruiz de Luzuriaga	27,502		*
Jane A. Truelove	35,747		*
Chaomei Chen	405,220	(8)	*
Susan G. Gleason	594,352		*
Ellen Richey	1,453,362		*
Anthony F. Vuoto	593,960		*
Warren Wilcox	595,821	(9)	*
All directors, nominees and executive officers as a group (17 persons)	8,170,032		2.81%

*
Less than 1%.

(1)
Includes the following restricted shares granted under the Company's stock incentive plans, shares subject to options granted under the Company's stock incentive plans which are now exercisable or are exercisable through May 14, 2004 (60 days after March 15, 2004), and shares held in an account under the Company's 401(k) Plan as of December 31, 2003 (the latest Plan statement date):

	Restricted shares	Options now exercisable or exercisable through 5/14/04	401(k) Account
Joseph W. Saunders	458,333	1,650,001	—
John L. Douglas	4,424	5,024	—
Richard D. Field	8,979	22,961	—
J. David Grissom	11,902	45,794	—
Robert J. Higgins	10,103	11,628	—
James P. Holdcroft, Jr.	4,946	5,995	—
F. Warren McFarlan	11,978	103,294	—
Ruth M. Owades	12,340	66,794	—
Francesca Ruiz de Luzuriaga	8,283	11,628	—
Jane A. Truelove	8,279	11,628	—
Chaomei Chen (Includes shares owned by Ms. Chen's spouse.)	221,321	127,001	119
Susan G. Gleason	240,417	300,001	2,059
Ellen Richey	167,984	1,106,489	7,218
Anthony F. Vuoto	240,417	300,001	—
Warren Wilcox	240,417	300,001	1,993
All directors, nominees, and executive officers as a group (17 persons)	1,780,223	4,134,907	11,389
(2)
Includes 25,000 shares held in the name of Mr. Saunders and his spouse, as to which Mr. Saunders shares voting and investment power.

(3)
Includes 2,086 shares held in the name of Mr. Douglas and his spouse, as to which Mr. Douglas shares voting and investment power.

(4)
Includes 212,000 shares held in an individual retirement account.

(5)
Includes 13,500 shares owned by Mr. Grissom's spouse, as to which Mr. Grissom disclaims beneficial ownership.

(6)
Includes 1,800 shares owned by Dr. McFarlan's spouse, as to which Dr. McFarlan disclaims beneficial ownership.

(7)
Includes 3,000 shares held in the name of Ms. Owades' spouse, as to which Ms. Owades shares voting and investment power.

(8)
Includes 3,589 shares owned by Ms. Chen's spouse, who is an employee of the Company, including 1,233 restricted shares granted under the Company's stock incentive plans; 2,000 shares subject to options granted under the Company's stock incentive plans which are now exercisable or are exercisable through May 14, 2004 (60 days after March 15, 2004); and 119 shares held in an account under the Company's 401(k) Plan as of December 31, 2003 (the latest Plan statement date).

(9)
Includes 35 shares held in a custodial account, of which Mr. Wilcox is the custodian, for Mr. Wilcox's minor child.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company currently has ten directors. The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes. Each class of directors serves a staggered three-year term (or a shorter term if a director is filling a vacancy). Messrs. Douglas, Grissom, and Higgins and Ms. Luzuriaga are standing for election at the Annual Meeting to serve for a term of three years expiring in 2007. Each nominee is currently a director of the Company and has served continuously on the Board since his or her appointment. Each nominee has consented to be named and to serve if elected. The Company does not presently know of any reason that would preclude any nominee from serving if elected. If any nominee, for any reason, should become unable or unwilling to stand for election as a director, either the shares of Common Stock represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend, or, if the Board of Directors so determines, the number of directors to be elected at the Annual Meeting will be reduced accordingly.

        The following information, which is based on information provided to the Company by the nominees and current directors, sets forth for each nominee and current director his or her age, length of service as a director of the Company, positions and offices with the Company, principal occupations during the past five years, and other directorships of publicly held companies or registered investment companies.

        The Board of Directors Recommends a Vote FOR the Nominees Named in this Proposal.

Nominees for Election at the Annual Meeting are:

  John L. Douglas, 53
  Director since July 2003.
  Partner, Alston & Bird LLP, a law firm, from 1983 to 1987 and from 1990 to present and Chairman of its Financial Services Group from 1993 to present.1 From 1987 to 1989, Mr. Douglas served as General Counsel for the Federal Deposit Insurance Corporation.

1
The Company retained Alston & Bird LLP to provide legal services prior to October 2003. See "Certain Relationships and Related Transactions."

  J. David Grissom, 65
  Director since 1997.
  Chairman, Mayfair Capital, a private investment company, from 1989 to present. Chairman, The Glenview Trust Company, a private trust and investment management company, from 2001 to present.

  Other directorships: Churchill Downs, Incorporated and Yum! Brands.

  Robert J. Higgins, 58
  Director since 2002.
  Private investor from 2001 to present. Director of Administration, State of Rhode Island Department of Administration, from January 2003 to December 2003. President, Consumer Banking and Investment Services, FleetBoston Financial Corporation, from 2000 to 2001. President, Commercial and Retail Banking, FleetBoston Financial Corporation, from 1999 to 2000. President and Chief Operating Officer, Fleet Financial Group, FleetBoston Financial Corporation, from 1997 to 1999.

  Other directorships: JP Morgan Funds (a registered investment company).

  Francesca Ruiz de Luzuriaga, 50
  Director since 2002.
  Independent business development consultant from 2000 to present. Chief Operating Officer,

  Mattel Interactive, a business unit of Mattel, Inc., a toy manufacturer, from 1999 to 2000. Executive Vice President, Worldwide Business Planning and Resources, from 1997 to 1999, and Chief Financial Officer, Mattel, Inc. from 1995 to 1997.

  Other directorships: Boise Cascade Corporation.

Directors Whose Terms Expire in 2005 are:

  James P. Holdcroft, Jr., 49
  Director since June 2003.
  Managing Director, General Atlantic Partners, LLC, a private equity firm, from January 2004 to present. Private investor from 2002 to 2003. Managing Director and Principal, Lehman Merchant Banking Partners, from 1999 to 2002. Chief Financial Officer and Chief Legal Officer, Optimark Technologies, during 1999. Executive Vice President and Consultant, Republic New York Corporation, from 1991 to 1999.

  Ruth M. Owades, 55
  Director since 1998.
  President, Owades Enterprises, a consumer marketing enterprise, from 2002 to present. Chairman and Chief Executive Officer, Calyx & Corolla, a fresh flower catalog company, from 1988 to 2001.

  Other directorships: J. Jill, Inc. and Armstrong Holdings

  Jane A. Truelove, 51
  Director since 2002.
  Private Investor; Senior Vice President and Regional General Manager, Fidelity Investments, from 1990 to 1999. Member of the Board of Governors from 1997 to 2003, Development Committee Chair from 2002 to 2003, Board Chair from 2001 to 2002, and Secretary from 2000 to 2001, New Hampshire Public Television. Chair, Electronic Government Committee, State of New Hampshire Information Technology Strategic Planning Commission, from 2000 to 2001. Trustee, St. Anselm College, from 1997 to present.

Directors Whose Terms Expire in 2006 are:

  Richard D. Field, 63
  Director since 2002.
  Private investor from 1997 to present. Senior Executive Vice President and Policy Committee member, The Bank of New York Co., Inc., from 1987 to 1997. Chairman of MasterCard International's U.S. board of directors from 1994 to 1997.

  F. Warren McFarlan, D.B.A., 66
  Director since 1997.
  Professor of Business Administration, Harvard Business School, from 1973 to present; Senior Associate Dean, Harvard Business School, from 1991 to present; Director of External Affairs, Harvard Business School, from 1995 to 1999; Director, Asia-Pacific Initiative at Harvard Business School, from 1999 to present; member of the Harvard University faculty from 1964 to present.

  Other directorships: Computer Sciences Corporation and Li and Fung Limited.

  Joseph W. Saunders, 58
  Director since 2001 and Chairman of the Board since 2002.
  President and Chief Executive Officer of the Company from November 2001 to present and Chairman of the Board since May 2002. Chairman and Chief Executive Officer of Fleet Credit Card LLC from 1997 to November 2001. Prior to that, Mr. Saunders was head of the credit card operations at Household Credit Services and held various executive positions at Household International, Inc. over a 12-year period. Mr. Saunders is a member of the Board of Directors of Visa U.S.A. Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

        The Company's Board of Directors has adopted a Code of Business Conduct, including a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, and Controller, and Corporate Governance Guidelines. The Board has designated a Human Resources and Compensation Committee, Audit and Compliance Committee, and Nominating and Corporate Governance Committee, each of which is a standing committee to which directors are appointed, and has adopted a written charter for each of these committees. You can access the Code of Business Conduct, Corporate Governance Guidelines, and committee charters in the "Corporate Governance" section of our Web site at www.providian.com. You can also obtain, without charge, copies of the Code of Business Conduct, Corporate Governance Guidelines, and charters by writing to us at Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105, Attention: Corporate Secretary. If we make any substantive amendment to the Code of Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer or grant any waiver, including any implicit waiver, from a provision of the Code to one of these officers, we will disclose the nature of the amendment or waiver on our Web site or in a report on Form 8-K.

Communication with Our Directors

        Shareholders may communicate directly with our Board of Directors, including the non-management directors, the presiding director, or an individual director, by mail sent to Providian Financial Corporation, Board of Directors, P.O. Box 192605, San Francisco, CA 94119.

Director Independence

        Under our Corporate Governance Guidelines, at least two-thirds of the members of our Board of Directors must be independent. The Company's Board of Directors has adopted the categorical standards set forth in Appendix I to this Proxy Statement to assist them in determining the independence of its members. Based on these standards and other relevant facts and circumstances, the Board has affirmatively determined that each of its members, other than Mr. Saunders, is independent and has no material relationship with the Company. In particular, the Board determined that Dr. McFarlan is not disqualified from being independent under the categorical standards or the NYSE's criteria for independence by virtue of his position as a director of Computer Sciences Corporation, with which the Company has entered into an outsourcing arrangement, and that he is otherwise independent. Mr. Saunders is not independent because he is the President and Chief Executive Officer, and an employee, of the Company.

        In addition, each member of the Board's Nominating and Corporate Governance Committee and each member of its Human Resources and Compensation Committee is independent. The Company's Board of Directors has further determined that each of the members of its Audit and Compliance Committee meets the independence standards for audit committee members under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and the corporate governance standards of the NYSE.

Committees of the Board

        The following table sets forth information regarding the current members of each of the Board's Audit and Compliance, Human Resources and Compensation, and Nominating and Corporate

Governance Committees, the chairs of such committees, and the number of meetings held by such committees during 2003:

	Audit and Compliance Number of Meetings during 2003: 13	Human Resources and Compensation Number of Meetings during 2003: 9	Nominating and Corporate Governance Number of Meetings during 2003: 7
John L. Douglas	X
Richard D. Field	X		X (Chair)
J. David Grissom	X (Chair)		X
Robert J. Higgins		X
James P. Holdcroft, Jr.	X
F. Warren McFarlan		X (Chair)	X
Ruth M. Owades		X	X
Francesca Ruiz de Luzuriaga	X
Jane A. Truelove		X

        Under the terms of its charter, the Audit and Compliance Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and external auditors. No member of the Audit and Compliance Committee serves on the audit committee of more than three public companies. The Board has determined that Messrs. Field, Grissom, and Holdcroft and Ms. Luzuriaga are "audit committee financial experts" under the criteria adopted by the SEC.

        Under the terms of its charter, the Human Resources and Compensation Committee is responsible for (1) overseeing all policies of the Company designed to attract and retain a diverse, highly competent workforce, (2) discharging the Board's responsibilities relating to compensation of the Company's officers, including establishing annual and long-term performance goals for the Chairman and Chief Executive Officer and other officers of the Company and approving their compensation, and (3) reviewing the Company's senior management succession plan. The Committee has overall responsibility for approving and evaluating the Company's officer compensation plans, policies and programs.

        The Nominating and Corporate Governance Committee is appointed by the Board of Directors (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders, (2) to assist the Board by identifying individuals qualified to become nominees for Chief Executive Officer, Chairman of the Board and President, (3) to recommend to the Board the Corporate Governance Guidelines applicable to the Company, (4) to lead the Board in its annual review of the Board's performance, and (5) to recommend to the Board nominees to serve as members of each committee of the Board.

        In addition, the Board has designated an Executive Committee. As provided by the By-laws of the Company, the Committee has full authority to act on behalf of the Board when the full Board is not in session, and it otherwise has authority to act to the extent such authority has been delegated to the Committee by the Board, except that it cannot take any action not permitted under Delaware law to be delegated to a committee. Moreover, it cannot take any action that the NYSE has identified as the responsibility of a specific committee, and as currently constituted it cannot take any action that the NYSE has identified as the responsibility of a committee consisting solely of independent directors.

The current members of the Executive Committee are Mr. Saunders (Chair) and Messrs. Grissom and Higgins.

Consideration of Director Nominees

        The Nominating and Corporate Governance Committee will consider nominees who have been recommended by stockholders if they have been recommended in accordance with the procedures described in this Proxy Statement under "Stockholder Proposals." Stockholder nominees that comply with these procedures will receive the same consideration by the Committee that the Committee's nominees receive.

        When the Company seeks candidates for directors, the Company's practice is to retain a third party search firm to assist it in identifying, screening, and interviewing potential candidates. The search firm, members of the Board, or members of management may identify potential candidates for consideration. The search firm evaluates potential candidates against specific criteria as specified by the Committee and prepares a comparative analysis and ranking of interested persons. To be considered by the Committee, a candidate must, as a minimum requirement, have the ability to serve effectively on the Board. The Committee reviews with the full Board the skills and qualities required of new Board members, and evaluates each candidate for independence and other characteristics in the context of the needs of the Board. The invitation to join the Board is extended by the Board, the Chairman of the Nominating and Corporate Governance Committee, and the Chairman of the Board.

        Each of the director nominees identified in this Proxy Statement (other than Mr. Grissom, who is standing for re-election) was recommended by a third party search firm at the time of his or her initial appointment to the Board; Mr. Higgins was also recommended by Mr. Saunders, the Company's chief executive officer. Each nominee has been recommended by the Nominating and Compliance Committee for election by the shareholders at the 2004 Annual Meeting.

Attendance at Meetings and Presiding Director

        During 2003, the Company's Board of Directors held 10 meetings. Each director attended at least 75 percent of the aggregate number of meetings of the Board and of applicable committees of the Board held during the period that he or she served as a member of the Board or of such committees. Ms. Owades, who attended 21 out of a total of 27 such meetings held in 2003 (78%), was absent from portions of two of the meetings.

        The non-management directors of the Board meet at regular executive sessions without management participation. Mr. Grissom has been chosen by the non-management members of the Board to serve as the Company's current presiding director.

        Members of the Board of Directors are encouraged, but not required, to attend the Company's annual meeting of stockholders. All of the directors who were then members of the Board attended the 2003 annual meeting of stockholders.

2003 STOCKHOLDER PROPOSAL ON EXPENSING OPTIONS

        The Company's proxy statement for the 2003 Annual Meeting of Stockholders included a stockholder proposal requesting the Board of Directors to adopt a policy of expensing all future stock options issued by the Company in its annual income statement. The proposal was approved, with a majority of the shares being voted in favor of the proposal.

        The Board and, in particular, the Audit and Compliance Committee of the Board have further evaluated the proposal and determined not to change the Company's current method of accounting for stock options at this time. The accounting standard for expensing stock-based compensation, including stock options, and the measurement of such compensation is not expected to be finalized by the

Financial Accounting Standards Board (the "FASB") until the end of the fourth quarter of 2004. The Board believes it is prudent to defer adoption of a policy for expensing options until the FASB's final rule on expensing stock options becomes effective, in order to avoid the potential impact on the Company's financial statements of adopting two different standards within a relatively short period of time. The Board expects to adopt a policy of expensing future stock options when the FASB standards have been finalized.

        Footnote 2 to the Company's consolidated financial statements for the years ended December 31, 2003 and 2002, which are included in the 2003 Annual Report, contains information on a pro forma basis reflecting the net income and earnings per share, including earnings per share on a fully diluted basis, that would have been reported if we had expensed employee stock options under the "fair value based method" under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The valuation model and assumptions used are also discussed in that footnote.

        Following a review of the Company's executive compensation programs, the Human Resources and Compensation Committee of the Board has modified certain aspects of the Company's total compensation program, which are described in further detail in the Executive Compensation Report of that Committee found in this Proxy Statement.

DIRECTORS' COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Annual Retainer

        Directors who are employees of the Company receive no additional compensation for serving on the Company's Board of Directors. All other directors are paid an annual basic retainer fee of $60,000. In addition, non-employee directors are paid additional amounts for serving as a committee chair or for serving on a committee, as set forth in the following table:

Committee	Committee Chair	Other Committee Members
Audit and Compliance	$12,000	$6,000
Others	$8,000	$4,000

        The Company's non-employee directors are reimbursed for necessary and reasonable expenses incurred in the performance of their duties as directors. Directors may elect to receive 25% or more of their total annual retainer in either unrestricted Common Stock or phantom stock units. Directors who elect to receive all or a portion of their retainer in unrestricted Common Stock or phantom stock units receive an additional award in restricted Common Stock or phantom stock units equal to 25% of the amount elected to be paid in unrestricted stock or phantom stock units, as the case may be. One-half of the restricted stock or phantom stock units comprising each such additional award vests after three years and the balance vests after six years. If a director ceases to be a director for any reason other than for cause (as determined by the disinterested directors), all of the restricted stock and phantom stock units, if any, vest. If a director disposes of unrestricted retainer shares or phantom stock units before the vesting of the related restricted stock or phantom stock units, the director will forfeit all remaining unvested shares of such related restricted stock or phantom stock units, as the case may be.

Equity Compensation

        In addition to their retainer, each non-employee director receives annual equity compensation in the form of stock options having a Black-Scholes value on the grant date equal to $50,000 and restricted stock having a market value on the grant date (based on the average of the high and low prices of the Common Stock) of $50,000. For 2003, each director other than Mr. Holdcroft and Mr. Douglas received 6,821 shares of restricted stock and an option to purchase 8,294 shares of the Company's stock, based on a May 1, 2003 grant date valuation. Mr. Holdcroft received a pro rated award consisting of 4,946 shares of restricted stock and an option to purchase 5,995 shares of the Company's stock, based on a June 30, 2003 grant date valuation. Mr. Douglas received a pro rated award consisting of 4,166 shares of restricted stock and an option to purchase 5,024 shares of the Company's stock, based on a July 23, 2003 grant date valuation. Each director's stock option award made during 2003 vests in full on May 1, 2004. Each restricted stock award made during 2003 vests in full on May 1, 2005, subject to acceleration of vesting in the event a director ceases to be a director for any reason other than for cause (as determined by the disinterested directors).

Matching Gifts Program

        All directors are able to participate in the Company's matching gifts program, subject to the same limitations, and otherwise on the same terms, as the Company's employees. Under this program, the Company will match donations to eligible educational institutions up to $2,000 per donor per year and donations to eligible community-based nonprofit organizations (other than educational institutions) up to $1,000 per donor per year.

Stock Ownership Guidelines

        Under the stock ownership guidelines established by the Board's Human Resources and Compensation Committee, non-employee directors are encouraged to hold Common Stock in an amount (calculated on the basis of the moving 12-month average price of the stock) equal to five times their annual base retainer. Restricted stock may be used to satisfy the guidelines. As of the end of February 2004, 56% of the Company's non-employee directors had met their target stock ownership levels. Directors have until January 1, 2008 or, if later, the five year anniversary of their initial appointment or election to the Board to meet the targeted stock ownership levels.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table shows compensation information for the fiscal years set forth below for the Chief Executive Officer and the five other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). We have included six Named Executive Officers because Ms. Chen, Ms. Gleason, and Mr. Wilcox received identical amounts of salary and bonus in 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)		Restricted Stock Award(s) ($) (4)(5)		Securities Underlying Options(#)(9)	All Other Compensation ($)(10)(11)
Joseph W. Saunders* Chairman, President and Chief Executive Officer	2003 2002 2001	748,462 600,000 43,846	2,000,000 1,200,000 2,000,000	— 415,223 26,549	(2)	226,400 177,500 1,480,500	(6) (7) (7)	1,250,000 1,100,000 750,000	82,888 51,462 —
Ellen Richey Vice Chairman, Enterprise Risk Management, General Counsel and Secretary	2003 2002 2001	415,385 399,904 387,981	525,000 315,001 —	9,507 6,406 30,072	(3) (3) (3)	— 1,052,186 —	(8)	250,000 250,000 175,000	36,419 30,042 33,336
Anthony F. Vuoto* Vice Chairman and Chief Financial Officer	2003 2002	390,769 249,038	525,000 315,001	— 194,339	(2)	— 1,129,686	(8)	400,000 250,000	34,085 5,056
Chaomei Chen* Vice Chairman, Credit and Collections	2003 2002	350,000 121,154	525,000 375,004	341 184,398	(2)	— 1,563,917	(8)	250,000 125,000	21,699 —
Susan G. Gleason* Vice Chairman, Operations and Technology	2003 2002	350,000 332,500	525,000 515,001	— 150,018	(2)	— 1,319,686	(8)	250,000 325,000	31,539 10,421
Warren Wilcox* Vice Chairman, Marketing and Strategic Planning	2003 2002	350,000 347,308	525,000 515,001	— 176,368	(2)	— 1,319,686	(8)	250,000 325,000	31,546 11,461

*
Mr. Saunders was named President and Chief Executive Officer effective in November 2001 and became Chairman of the Board in May 2002. Mr. Vuoto was appointed to his position in April 2002. Ms. Chen was appointed to her position in August 2002. Ms. Gleason and Mr. Wilcox were appointed to their positions in January 2002.

(1)
Includes amounts reimbursed during the year for payment of taxes.

(2)
Includes the following relocation and temporary housing expenses: Mr. Saunders, $204,200; Mr. Vuoto, $98,843; Ms. Chen, $97,074; Ms. Gleason, $86,692; and Mr. Wilcox, $92,891.

(3)
Includes above-market interest on deferred compensation paid or payable during the year but deferred at the election of Ms. Richey.

(4)
Represents the dollar value of restricted stock awarded under the Company's stock incentive plans (based on the closing market price on the date of grant).

(5)
Dividends, if any, on restricted stock awards are paid at the same rate as paid to all stockholders. On December 31, 2003, based on the closing price of the Common Stock of $11.64 per share, the Named Executive Officers held shares of restricted stock having a then market value as follows:

Named Executive Officer	Number of Shares	Market Value as of December 31, 2003
Joseph W. Saunders	353,333	$4,112,796
Ellen Richey	126,546	$1,472,995
Anthony F. Vuoto	199,504	$2,322,227
Chaomei Chen	179,957	$2,094,699
Susan G. Gleason	199,504	$2,322,227
Warren Wilcox	199,504	$2,322,227
(6)
Includes 20,000 shares of restricted stock awarded under the Company's stock incentive plan to Mr. Saunders as a retention bonus in November 2003, which are scheduled to vest in full on November 25, 2004, subject to extension as described in Footnote 7.

(7)
The shares of restricted stock awarded to Mr. Saunders in connection with his appointment as President and Chief Executive Officer (which include 450,000 shares awarded in November 2001 and 50,000 shares awarded in January 2002) were originally scheduled to vest in three equal annual installments beginning November 25, 2002. In November 2003, in exchange for the award of 20,000 shares of restricted stock made in November 2003 (see Footnote 6), Mr. Saunders accepted the Company's offer to amend the vesting schedule so that vesting of the second installment was delayed until November 25, 2004. Prior to November 1, 2004, in exchange for an additional restricted stock award of 20,000 shares, Mr. Saunders may accept the Company's offer to delay until June 30, 2005 the vesting of all unvested shares of restricted stock awarded to him that are then scheduled to vest on November 25, 2004.

(8)
Includes the following shares of restricted stock awarded under the Company's stock incentive plan in the first quarter of 2003 as part of the Company's annual bonus award for performance during 2002. These shares were originally scheduled to vest in three equal annual installments beginning January 29, 2004. In January 2004, in exchange for additional shares of restricted stock equal to 12% of the number of shares granted pursuant to this award that would otherwise have vested in 2004, each of these officers accepted the Company's offer to amend the vesting schedule so that vesting of the first installment was delayed until January 29, 2005. The 2005 and 2006 vesting dates remain unchanged.

Named Executive Officer	Number of Shares Awarded
Ellen Richey	32,838 shares
Anthony F. Vuoto	32,838 shares
Chaomei Chen	13,291 shares
Susan G. Gleason	32,838 shares
Warren Wilcox	32,838 shares

  Also includes the following shares of restricted stock awarded in 2002, which were originally scheduled to vest in three equal annual amounts beginning on the dates indicated below. In January 2004, in exchange for 10,000 additional shares of restricted stock, each of these officers accepted the Company's offer to amend the vesting schedule so that vesting of the installments that were originally scheduled to occur during 2004 was extended by one year. The 2005 vesting dates, if applicable, remain unchanged.

Named Executive Officer	Number of Shares	Earliest Vesting Date as Originally Scheduled
Ellen Richey	250,000	July 7, 2002
Anthony F. Vuoto	250,000	July 29, 2003
Chaomei Chen	250,000	August 26, 2003
Susan G. Gleason	250,000	February 15, 2003
Warren Wilcox	250,000	February 15, 2003
(9)
Represents the number of shares of Common Stock underlying options.

(10)
Includes the Company's contributions to each Named Executive Officer under the Company's 401(k) Plan and nonqualified defined contribution plan and the Company's contributions under the retirement components of the Company's 401(k) Plan and nonqualified defined contribution plan during 2001, 2002 and 2003. Also includes above-market interest earned on balances in nonqualified defined contribution plan accounts and payable in future periods for Ms. Richey in 2001 and 2002 and for the Named Executive Officers as shown in the following table in 2003. In 2003, Company contributions were made to the Company's 401(k) Plan and nonqualified defined contribution plan and the retirement components of such plans, and above-market interest was earned on balances in nonqualified defined contribution plan accounts, in the following amounts:

Named Executive Officer	401(k) Employer Contribution	401(k) Retirement Component	Nonqualified Defined Contribution Plan Employer Contribution	Nonqualified Defined Contribution Plan Retirement Component	Above-market interest on non-qualified defined contribution plan accounts
Joseph W. Saunders	$6,600	$6,000	$17,566	$52,454	$268
Ellen Richey	$6,600	$6,000	$6,600	$15,938	$1,281
Anthony F. Vuoto	$6,600	$6,000	$6,295	$15,173	$17
Chaomei Chen	$5,923	$6,000	—	$9,776	—
Susan G. Gleason	$6,600	$6,000	$4,950	$13,950	$39
Warren Wilcox	$6,600	$6,000	$4,950	$13,952	$43
(11)
The Company's annual contributions for each employee under the retirement components of the Company's 401(k) Plan and nonqualified defined contribution plan are made after the end of each fiscal year based on a percentage of the employee's compensation. The percentage is determined each year by the Company at its discretion. The amounts of the Company's annual contributions for 2002, which were not available at the time of the preparation of the Company's Proxy Statement for the 2003 Annual Meeting, have been added to the amounts previously disclosed for 2002 and are included in this column for 2002.

Option Grants

        The following table contains information concerning the grant of stock options in 2003 to the Named Executive Officers. Included is information on potential realizable value to the Named Executive Officers, assuming growth of the Common Stock at the stated rates of appreciation.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
Name				Exercise or Base Price ($/Sh)		Expiration Date
							5%($)	10%($)
Joseph W. Saunders	1,250,000	16.74%			$7.33	5/01/2013	5,762,247	14,602,665
Ellen Richey	250,000	3.35%			$7.40	4/29/2013	1,163,455	2,948,424
Anthony F. Vuoto	150,000 250,000	2.01 3.35	% %	$ $	5.775 7.40	3/06/2013 4/29/2013	544,780 1,163,455	1,380,579 2,948,424
Chaomei Chen	250,000	3.35%			$7.40	4/29/2013	1,163,455	2,948,424
Susan G. Gleason	250,000	3.35%			$7.40	4/29/2013	1,163,455	2,948,424
Warren Wilcox	250,000	3.35%			$7.40	4/29/2013	1,163,455	2,948,424

(1)
The Company granted an option to Mr. Saunders on May 1, 2003 and to each of the other Named Executive Officers on April 29, 2003. The Company also granted an option to Mr. Vuoto on March 6, 2003. These options vest in three equal annual amounts beginning on the first anniversary of the date of grant, subject to acceleration in the event of a Change in Control or Disability (as defined in the Company's 2000 Stock Incentive Plan) or death.

(2)
The amounts shown represent potential realizable value based on the assumed rates of appreciation only. Actual gains on stock option exercises, if any, are dependent on the future performance of the Common Stock and overall condition of the stock market, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 2003 and unexercised options held on December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/03(#)		Value of Unexercised In-the-Money Options at 12/31/03($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph W. Saunders	—	—	866,667	2,233,333	5,829,501	10,768,998
Ellen Richey	—	—	881,489	474,999	668,769	1,807,497
Anthony F. Vuoto	—	—	83,334	566,666	373,753	2,687,247
Chaomei Chen	—	—	41,667	333,333	241,460	1,542,915
Susan G. Gleason	—	—	108,334	466,666	552,628	2,165,247
Warren Wilcox	—	—	108,334	466,666	552,628	2,165,247

(1)
Based on the closing price of the Common Stock on December 31, 2003, equal to $11.64 per share.

EXECUTIVE EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Saunders Employment Agreement

        On November 25, 2001, the Company entered into an employment agreement with Joseph W. Saunders (the "Saunders Employment Agreement"), pursuant to which Mr. Saunders is employed as President and Chief Executive Officer of the Company. The term of the Saunders Employment Agreement commenced on November 25, 2001, and ends on December 31, 2004. Mr. Saunders received a signing bonus of $2,000,000, which was intended to reimburse him for compensation he forfeited in connection with the termination of his prior employment.

        Mr. Saunders' current annual base salary is $800,000. Under the terms of the Saunders Employment Agreement, Mr. Saunders was entitled to a guaranteed minimum annual bonus payment of $900,000 for fiscal year 2002 and the opportunity for annual incentive bonuses thereafter, with a target bonus of $900,000. In April 2003, the Human Resources and Compensation Committee of the Board increased Mr. Saunders' target bonus for 2003 and subsequent years to 200% of his base salary.

        Pursuant to the Saunders Employment Agreement, Mr. Saunders also received an option to purchase 750,000 shares of Common Stock and 500,000 shares of restricted stock in connection with the commencement of his employment. The option vests in three equal annual installments, provided that Mr. Saunders is employed with the Company as of each vesting date, and has an exercise price equal to $3.27 per share, which was the average of the high and the low prices of the Common Stock on the last trading day before the option grant date of November 25, 2001. The option will fully vest upon termination of Mr. Saunders' employment due to death or Disability, a Change in Control, a termination by the Company without Cause, or a voluntary termination by Mr. Saunders for Good Reason (as such terms are defined in the Saunders Employment Agreement).

        The restricted stock granted pursuant to the Saunders Employment Agreement was originally scheduled to vest in three equal annual installments beginning November 25, 2002, and the first installment vested as scheduled. However, in November 2003, in consideration of the grant of 20,000 shares of restricted stock, Mr. Saunders accepted the Company's offer to amend the vesting schedule so that vesting of the second annual installment was delayed until November 25, 2004. The 20,000 shares of restricted stock he received in November 2003 will also vest on November 25, 2004. Pursuant to the Company's offer, Mr. Saunders may elect, prior to November 1, 2004, to delay until June 30, 2005 all unvested restricted shares held by him that are otherwise scheduled to vest on November 25, 2004, including the second installment, which absent the amendment would have vested on November 25, 2003, the third installment, which is otherwise scheduled to vest on November 25, 2004, and the 20,000 shares granted in November 2003. If he accepts the Company's offer to delay the vesting of such restricted shares until June 30, 2005, he will receive an additional 20,000 shares of restricted stock, which will vest on June 30, 2005. The restricted stock granted pursuant to the Saunders Employment Agreement, as well as the 20,000 shares of restricted stock granted in November 2003, will fully vest upon termination of Mr. Saunders' employment due to death or Disability, a Change in Control, a termination by the Company without Cause, or a voluntary termination by Mr. Saunders for Good Reason (as such terms are defined in the Saunders Employment Agreement).

        The Saunders Employment Agreement contains the following additional provisions:

  •
  in the event the Company terminates Mr. Saunders' employment without Cause (as defined in the Saunders Employment Agreement), or he terminates his employment for Good Reason (as defined in the Saunders Employment Agreement, and including the occurrence of a Change in Control), Mr. Saunders will receive a severance payment equal to three times his annual base salary and target bonus.

  •
  If any payment or distribution to Mr. Saunders is subject to any "excess parachute payment" excise tax or similar tax, he will be entitled to receive tax restoration payments in an amount such that, after payment of such excise tax or similar tax and all taxes attributable to such tax restoration payments, Mr. Saunders will retain an amount equal to the amount he would have retained if such excise tax or similar tax had not applied.

  •
  Mr. Saunders received a relocation package that included a relocation services arrangement as described below under "Certain Relationships and Related Transactions," moving costs, temporary accommodations, and travel expenses.

  •
  Mr. Saunders is also entitled generally to participate in the employee benefit plans of the Company, including equity and other retirement or welfare benefit plans, policies, and programs maintained by the Company for the benefit of senior executives.

Executive Employment Agreements

        The Company entered into employment agreements (collectively, the "Executive Employment Agreements") with Ms. Gleason and Mr. Wilcox in December 2001, Mr. Vuoto in March 2002, and Ms. Chen in August 2002. Pursuant to their respective employment agreements, Ms. Chen, Ms. Gleason, and Mr. Wilcox each received a signing bonus of $200,000. For 2002, Ms. Chen was eligible to receive a bonus in the minimum amount of $175,000, and Ms. Gleason and Mr. Wilcox were eligible to receive a bonus in the minimum amount of $350,000 each, pursuant to their respective employment agreements. Mr. Wilcox's employment agreement further provides that if a Change in Control (as defined below under "Change in Control Agreements") occurs, and the value of the restricted stock component of such bonus at the time of the Change in Control is less than its value on the date the restricted stock was granted, he will receive a cash payment equal to the difference in value.

        Under the terms of the Executive Employment Agreements, these officers received, upon the commencement of their employment, options under the Company's stock incentive plans to purchase the following shares of the Company's Common Stock: Ms. Chen, 125,000 shares; Ms. Gleason, 75,000 shares; Mr. Vuoto, 100,000 shares; and Mr. Wilcox, 75,000 shares. Under the employment agreements to which Ms. Chen, Ms. Gleason, and Mr. Wilcox were a party, they received, upon commencement of their employment, 250,000 shares of restricted stock under the Company's stock incentive plans. The restricted stock awarded to Ms. Chen, Ms. Gleason, and Mr. Wilcox pursuant to their employment agreements was originally scheduled to vest in three equal annual installments beginning on the first anniversary of their respective grant dates in August 2002 for Ms. Chen and February 2002 for Ms. Gleason and Mr. Wilcox. However, in January 2004, in consideration of the receipt of additional shares of restricted stock equal to 12% of the number of shares that would otherwise have vested in 2004, each of these officers accepted the Company's offer to amend the vesting schedule so that vesting of the installment originally scheduled to vest in 2004 was delayed until the corresponding 2005 vesting date. The additional shares of restricted stock granted in January 2004 are scheduled to vest on January 29, 2005.

        The terms of the Executive Employment Agreements also include a relocation package that provided for moving costs, temporary accommodations, travel expenses, and, in the case of Ms. Chen, Ms. Gleason, and Mr. Vuoto, a relocation services arrangement as described below under "Certain Relationships and Related Transactions." Ms. Chen, Ms. Gleason, Mr. Vuoto and Mr. Wilcox are also entitled generally to participate in the employee benefit plans of the Company, including equity and other retirement or welfare benefit plans, policies, and programs maintained by the Company for the benefit of senior executives.

Change in Control Agreements

        The Company entered into separate change in control employment agreements effective as of January 27, 2004 with the Named Executive Officers other than Mr. Saunders. These agreements replace change in control agreements previously executed among each of these executive officers, the Company, and Providian Bancorp Services, which was formerly a subsidiary of the Company and is now a subsidiary of the Company's banking subsidiary, Providian National Bank.

        In these agreements, a "Change in Control" is defined as the acquisition by a person or group of 20% or more of the Common Stock or other voting securities of the Company (subject to specified exceptions), certain changes in the majority of the Company's Board of Directors, certain mergers involving the Company, or the liquidation, dissolution, or sale of all or substantially all of the assets of the Company. Following a Change in Control, the officer will receive the benefits described below upon termination of employment (a) by the Company for any reason other than Cause, death, or Disability; or (b) by the officer for Good Reason (as defined in such agreements), including a termination for any reason if notice of such termination is given by the officer within a 30-day period beginning one year after the Change in Control. Upon such termination, the officer will receive a lump sum cash payment equal to the sum of all compensation accrued to the date of termination, a pro rated bonus, and any deferred compensation (together with interest or earnings on such deferred compensation), to the extent not previously paid by the Company. The officer will also receive the following upon such termination:

  •
  a severance payment equal to three times the sum of the officer's annual base salary and bonus, based on the highest base salary during the three years preceding the Change of Control and the highest bonus percentage during such three years;

  •
  a retirement benefit equal to a specified retirement contribution percentage multiplied by three times the officer's annual base salary and bonus; and

  •
  an amount equal to the officer's unvested portion of any qualified or nonqualified retirement contribution account established for the officer (in addition to any vested amounts due the officer under any of the Company's retirement plans).

        In addition, each of these executive officers will receive, for a period of three years after the date of termination, medical, welfare, and other benefits under any plans, policies, and programs under which the officer is eligible to receive such benefits. If any payment or distribution to the officer would be subject to any "excess parachute payment" excise tax or similar tax, the officer will be entitled to receive tax restoration payments in an amount such that, after payment of such excise tax or similar tax and all taxes attributable to such tax restoration payments, the officer will retain an amount equal to the amount the officer would have retained if such excise tax or similar tax had not applied.

        In addition to the change in control agreements with the Named Executive Officers described above, the Company has entered into change in control employment agreements with certain other officers, the specific terms of which are no more favorable to such officers than the most favorable terms described above.

Human Resources and Compensation Committee
Executive Compensation Report
March 9, 2004

        The Company's executive compensation program is administered by the Human Resources and Compensation Committee (the "Committee"), a committee of the Board of Directors composed exclusively of directors who are "independent" under the criteria specified by the New York Stock Exchange. Each of the members of the Committee also qualifies as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code ("Section 162(m)") and as a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. This report is being submitted by the Committee.

Compensation Philosophy

        The Company's executive compensation philosophy is designed to:

    •
    attract and retain highly-qualified and skilled managers responsible for achieving the Company's business goals and long-term success by providing competitive pay and benefits;

    •
    link each executive officer's compensation to the performance of the Company, shareholder returns, and individual performance; and

    •
    encourage ownership of the Company's Common Stock by executive officers.

        Beginning in 2002 and through 2003, the Committee engaged two compensation consulting firms in connection with a comprehensive review of the Company's executive compensation policies and practices. This review focused on evaluating the overall competitiveness of the Company's total compensation package for senior executives, examining the mix of pay components, and evaluating alternative structures for long-term incentive compensation that will better encourage management retention while limiting shareholder dilution. Based on this review, the Committee approved modifications to the Company's annual and long-term incentive programs. Under the modifications, annual incentives are paid in cash rather than a mix of cash and restricted stock, effective with the annual incentives paid for 2003 performance. Effective in 2004, long-term stock-based incentives are being granted on a more limited and selective basis and consist of a mix of stock options and restricted stock (not just stock options). For years after 2004, the Committee is considering a further modification of the long-term incentive program so that it would include performance-based equity awards.

Components of Executive Compensation

        The key elements of the executive compensation program are base salary, annual incentives, long-term stock-based incentives, and benefits. Using data provided by our consultants, the Committee reviews compensation levels among a broad group of peer companies consisting primarily of prominent credit card businesses and large financial institutions with credit card units, in order to ensure that amounts paid under the various components of the program, as well as the total compensation package, are competitive.

Base Salary

        Base salaries for executive employees are determined using competitive market reference points, including relevant salary surveys for specific positions and job classifications at companies within the peer group, the responsibilities of the position, and the experience and performance of the individual executive.

Annual Incentives

        The Company provides executive employees with annual incentive award opportunities based on the Company's and executives' performance during the year. The Company establishes annual incentive award targets for executives such that, if the performance goals are met or exceeded, the awards will be between the median and the 75th percentile level paid by the surveyed companies. For 2003, the Committee awarded cash bonuses, with individual amounts based on individual performance, achievement of strategic objectives identified by each of the Company's principal functional departments, and the Company achieving the earnings per share target established by the Committee in July 2003.

Long-Term Incentives

        Long-term incentive awards to executives are generally made annually and may be made in the form of stock options or restricted stock, or both, and are designed to encourage creation of long-term value for our stockholders and equity ownership by our executives. In 2003 the Company made stock option grants to its executive officers. The Company occasionally makes option and restricted stock awards to individual executives during the year, as appropriate, including awards to reflect new responsibilities assumed by the executive, retention initiatives, and awards to new hires.

        Options and restricted stock generally vest in equal installments over a three-year period and generally require that the executive remain employed by the Company until the time of vesting. Options expire no later than ten years from the date of grant. The options have an exercise price equal to the market price of the Common Stock at the time of grant and thus provide value to the executives only when the price of the Common Stock increases above the exercise price. Similarly, restricted stock awards serve to directly tie executive compensation with the performance of the Company's Common Stock, since an increase in the stock price results in a benefit to the executive.

Benefits

        The Company offers its executives medical and other benefits that are generally available to other employees. In addition, the Company maintains two non-qualified deferred compensation plans; one is a supplemental plan to the Company's 401(k) plan and the other is a plan for certain senior executives and generally allows the deferral of bonuses.

Stock Ownership Guidelines

        The Committee has established stock ownership guidelines under which the Chief Executive Officer and the other executive officers are encouraged to hold Common Stock of the Company in an amount (calculated on the basis of the moving 12-month average price of the stock) equal to five times, in the case of the Chief Executive Officer, and between one and one-half and three times, in the case of the other executive officers, of base salary. Restricted stock and stock held in the Company's 401(k) plan may be used to satisfy the guidelines. Executive officers have until January 1, 2008 or, if later, the five year anniversary of their date of appointment to meet the targeted stock ownership levels. As of the end of February 2004, 87.5% of the Company's executive officers had met their target levels of ownership.

Compensation of the Chief Executive Officer

        In November 2001, the Committee approved an employment contract with Mr. Saunders to serve as President and Chief Executive Officer of the Company. Mr. Saunders was named to the additional position of Chairman of the Board in May 2002.

        For 2003, the Committee applied the executive compensation philosophy described above to determine Mr. Saunders' compensation. Mr. Saunders' compensation reflects a consideration of competitive factors, the Company's performance, and Mr. Saunders' leadership during the Company's continuing recovery. His annual base salary for 2003 was $800,000. In May 2003, for the long-term incentive component of his compensation, Mr. Saunders was awarded an option to purchase 1,250,000 shares under the Company's stock incentive plan. The option has an exercise price of $7.33 per share, which was the average of the high and the low prices of the Company's Common Stock on the option grant date. The option is scheduled to vest in equal annual installments over a three-year period. In November 2003, as an additional incentive for Mr. Saunders' continued service during a critical period in the Company's continuing recovery and in exchange for his agreement to delay the vesting of restricted stock previously granted to him that had otherwise been scheduled to vest in 2003, the Company made a grant to Mr. Saunders of 20,000 shares of restricted stock, which are currently scheduled to vest on November 25, 2004 but will vest on June 30, 2005 if Mr. Saunders accepts the Company's offer to further delay the vesting of his restricted stock awards.

        In January 2004, the Committee approved an annual incentive bonus of $2,000,000, paid in cash, for Mr. Saunders, which was based on the Company's performance and Mr. Saunders' performance during 2003. The Committee determined that the Company's earnings per share for 2003 had met the target established by the Committee in July 2003, and that the Company's capital ratios had satisfied the levels Providian National Bank had committed to achieve in the Capital Plan submitted by the Bank to its regulators. In evaluating Mr. Saunders' performance, the Committee considered certain factors that are inherently subjective, including individual goals related to the Company's strategic business, corporate, and regulatory objectives.

Deductibility of Compensation Expenses

        Section 162(m) limits federal income tax deductions by the Company for compensation paid to the chief executive officer and the four other most highly compensated officers to $1 million per officer per year, unless it is "qualified performance-based" compensation. To qualify as "performance-based" compensation, the material terms of the incentive plan under which compensation payments are made must have been approved by stockholders, and the payments must satisfy certain other conditions. The Company's Management Incentive Plan and 2000 Stock Incentive Plan have been designed so that amounts awarded under the plans will not be subject to the Section 162(m) deduction limitations. However, the Committee believes that the payment of compensation that is subject to the deduction limits of Section 162(m) is sometimes in the best interests of the Company. For 2003, the Committee has approved annual incentive awards which are subject to the deduction limits under Section 162(m).

Human Resources and Compensation Committee

F. Warren McFarlan (Chair)
Robert J. Higgins
Ruth M. Owades
Jane A. Truelove

Performance Graph

        Set forth below is a line-graph presentation comparing the cumulative total stockholder return on the Common Stock on an indexed basis since December 31, 1998 with the cumulative total stockholder return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Financial Composite Index over the same period. The graph assumes that the value of the investment in the Common Stock and in each index was $100 on December 31, 1998 and assumes reinvestment of all dividends. Historical stock price is not indicative of future stock price performance.

Cumulative Return

	Providian Financial	S&P 500	S&P Financial
12/31/98	100.00	100.00	100.00
12/31/99	121.69	121.04	104.12
12/31/00	154.06	110.02	130.87
12/31/01	9.53	96.95	119.16
12/31/02	17.42	75.52	101.71
12/31/03	31.25	97.18	133.28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company is a party to a relocation services agreement (the "Relocation Services Agreement") with an independent third party (the "Provider") pursuant to which eligible employees receive certain relocation and related services. As part of the relocation benefits provided to Mr. Saunders under the Saunders Employment Agreement, the Company arranged for the Provider to purchase Mr. Saunders' Pennsylvania residence. In March 2002, the Provider signed a contract to purchase, and subsequently purchased, the property at a purchase price of $1,587,500, which was the price determined by independent appraisals of the property. Mr. Saunders and his family continued to use the residence until June 2002, and Mr. Saunders paid the carrying costs on the property during such period. In October 2003 the property was sold to a third party buyer at a purchase price of $1,050,000. The Company paid the Provider the difference between the purchase price paid by the Provider and the price at which the property was sold to the third party buyer, and also paid the Provider $296,819 for acquisition, carrying, and closing costs and fees and interest in connection with this arrangement.

        The Company has also provided relocation services under the Relocation Services Agreement to Ms. Chen, Ms. Gleason, and Mr. Vuoto. Ms. Chen's, Ms. Gleason's, and Mr. Vuoto's residences were purchased at the respective purchase prices of $720,000, $948,750, and $1,625,000, as determined by independent appraisals of the property or an arm's length third party offer. The Company received net proceeds in the amount of $663,971 from the resale of Ms. Chen's property in 2002 and net proceeds in the respective amounts of $620,367 and $1,244,844 from the resale of Ms. Gleason's and Mr. Vuoto's properties in 2003.

        Ms. Chen's spouse, Yu Wu, is a vice president in the Marketing Department of the Company. For 2003, the aggregate amount of his base salary and bonus was $147,000.

        Mr. Douglas, a director of the Company since July 2003, is a partner in the law firm of Alston & Bird LLP. Mr. Douglas was appointed to the Audit and Compliance Committee of the Board in October 2003. Prior to October 2003, the Company retained Alston & Bird to provide legal services to the Company on various matters. Alston & Bird's representation on all matters was concluded or terminated, and all fees outstanding to Alston & Bird were paid, before Mr. Douglas' appointment to the Audit and Compliance Committee. The fees paid by the Company to Alston & Bird in 2003 for legal services did not exceed 5% of Alston & Bird's gross revenues for 2003. The Board of Directors determined at the time of Mr. Douglas' appointment and again in January 2004 that he did not have a material relationship with the Company and was therefore independent under the NYSE's corporate governance standards. The Company has put in place procedures designed to prevent any future engagement of Alston & Bird for so long as Mr. Douglas remains on the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Human Resources and Compensation Committee reviews and approves the compensation and benefits policies and practices of the Company. The members of the Human Resources and Compensation Committee currently are Dr. McFarlan, Mr. Higgins, Ms. Owades, and Ms. Truelove. During 2003, none of the members of the Human Resources and Compensation Committee served as an officer (or former officer) or employee of the Company or any of its subsidiaries and there were no compensation committee interlocks.

AUDIT AND COMPLIANCE COMMITTEE REPORT
March 9, 2004

        The Audit and Compliance Committee of the Board of Directors (the "Committee") is composed of five members of the Board, all of whom meet the requirements of the New York Stock Exchange for independence and financial literacy. In addition, the Board of Directors has determined that each of Messrs. Field, Grissom, and Holdcroft and Ms. Luzuriaga qualifies as an "audit committee financial expert" under the criteria established by the Securities and Exchange Commission. The Committee operates pursuant to a charter, which was last amended and restated by the Board on January 29, 2003.

        Management of the Company is primarily responsible for the Company's financial reporting process, its internal controls, and its compliance with applicable laws and regulations, and the Company's independent auditors are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee is responsible for assisting the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and external auditors. In undertaking these responsibilities, the Committee considers such matters as it determines to be appropriate under the circumstances, including those matters set forth in its charter.

        In the performance of its responsibilities, the Committee has, among other things, reviewed and discussed the audited financial statements and related matters with management and Ernst & Young LLP, the Company's independent auditors. The Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with Ernst & Young LLP its independence.

        Based upon the review and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

Audit and Compliance Committee

J. David Grissom (Chair)
John L. Douglas
Richard D. Field
James P. Holdcroft, Jr.
Francesca Ruiz de Luzuriaga

AUDITOR FEES

        The following table sets forth the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2002 and for other services rendered during such years on behalf of the Company and its subsidiaries, as well as out-of-pocket costs incurred in connection with these services, that have been billed to the Company:

Fee Category	Fiscal Year Ended 12/31/03		Fiscal Year Ended 12/31/02
Audit Fees	$1,972,000	(1)	$1,184,000	(2)
Audit-Related Fees	$478,000		$766,000
Tax Fees:	$175,000		$650,000
All Other Fees	—		—

  (1)
  Includes fees in the estimated amount of $275,000 expected to be billed in 2004 for services performed in connection with the 2003 audit.

  (2)
  Includes $242,000 in fees billed in 2003 for services performed in connection with the 2002 audit.

        "Audit Fees" consist of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the Company's financial statements included in the Company's Forms 10-Q for the years ended December 31, 2003 and December 31, 2002.

        "Audit-Related Fees" consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the caption "Audit Fees." For 2003 and 2002, these services included consultations not directly related to the audit of the Company's annual financial statements and attestation services related to the Company's securitization program and the Company's employee benefit plans.

        "Tax Fees" consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. For 2003 and 2002, these services included expatriate and executive tax compliance services, international tax planning and research, and domestic tax planning and research.

        "All Other Fees" consist of fees for all other services other than those reported above.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

        In October 2002, the Audit and Compliance Committee adopted a policy requiring that all audit and nonaudit services to be provided to the Company by Ernst & Young LLP, or by any other accounting firm, must be approved in advance by the Committee. The Committee has delegated to Ms. Luzuriaga, a member of the Committee, authority to grant, between regularly scheduled meetings of the Committee, any pre-approvals of audit or nonaudit services to be provided by an accounting firm if the estimated fees for the services are less than $50,000, and the Committee has from time to time delegated authority to Ms. Luzuriaga to grant pre-approvals of specified services up to a prescribed amount. The Audit and Compliance Committee pre-approved all audit and non-audit services provided to the Company by Ernst & Young LLP or any other accounting firm during 2003.

Incorporation by Reference

        The Executive Compensation Report of the Human Resources and Compensation Committee, the Audit and Compliance Committee Report, and the Performance Graph above are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit and Compliance Committee has appointed the certified public accounting firm of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004, subject to ratification by the stockholders at the Annual Meeting. Representatives of the firm are expected to attend the Annual Meeting to answer appropriate questions and, if they desire, to make a statement. Ernst & Young LLP has served as the Company's independent auditors since 1984.

        If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the Annual Meeting, or if Ernst & Young LLP declines or is incapable of acting, the appointment of independent auditors will be submitted to the Audit and Compliance Committee for reconsideration.

        The Board of Directors Recommends a Vote FOR the Proposal to Ratify the Appointment of Ernst & Young LLP as the Company's Independent Auditors for 2004.

OTHER PROPOSED ACTION

        The Company knows of no business to come before the Annual Meeting other than the matters described above. Should any other business properly come before the Annual Meeting, stockholders' proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

        Any stockholder may submit a proposal for consideration at an annual meeting. To be eligible for inclusion in next year's Proxy Statement, stockholder proposals for the 2005 Annual Meeting must be in writing and received no later than November 26, 2004 by the Corporate Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105 and must comply with the rules and regulations of the SEC.

        Stockholders may also recommend to the Company candidates to stand for election as directors of the Company. The Nominating and Corporate Governance Committee of the Board of Directors, which serves as the nominating committee for the Board in recommending nominees for directors of the Company, will consider such recommendations for the 2005 Annual Meeting and subsequent annual meetings. To be considered by the Nominating and Corporate Governance Committee, recommendations for directors to be elected in any year must be submitted in writing no later than October 31 of the prior year to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105.

        The Company's By-laws impose notice and other requirements on a stockholder nominating a director or submitting a proposal for consideration at an annual meeting. Such notice requirements apply whether or not the stockholder desires to have his or her nomination or proposal included in the Company's Proxy Statement in accordance with the preceding paragraphs. In order for a nomination or proposal to be considered at the 2005 Annual Meeting, notice of the nomination or proposal must be submitted to the Corporate Secretary of the Company after the close of business on January 13, 2005 and before the close of business on February 12, 2005. If the date of the 2005 Annual Meeting is more than 30 days before, or more than 60 days after, May 13, 2005, notice by the stockholder to be timely must be so delivered after the close of business on the 120th day prior to such annual meeting date and before the close of business on the later of the 90th day prior to such annual meeting date or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The stockholder's notice must contain the information prescribed by the Company's By-laws, copies of which are available from the Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations from its current officers and directors that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the Company's 2003 fiscal year.

ANNUAL REPORT ON FORM 10-K

        The Company has provided a copy of its 2003 Annual Report to stockholders (including the financial statements and financial statement schedules) to each person whose proxy is being solicited. The Company will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 2003 (including a list describing any exhibits not contained therein) on written request to the Company addressed to the Investor Relations Department, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105. The exhibits to the Annual Report on Form 10-K are available on written request and payment of charges, which shall be limited to the Company's reasonable expenses incurred in furnishing such exhibits.

INTERNET AND TELEPHONE VOTING

Shares Registered in the Name of the Stockholder

        Stockholders whose shares of Common Stock are registered directly with EquiServe Trust Company, N.A., the Company's transfer agent, may vote by calling EquiServe at (877) 779-8683 or by accessing www.eproxyvote.com/pvn through the Internet.

        Votes submitted through the Internet or by telephone through EquiServe's program must be received before midnight (Eastern time) on May 12, 2004. Voting through the Internet or by telephone will not affect your right to vote in person if you decide to attend the Annual Meeting.

Shares Registered in the Name of a Broker or Bank

        A large number of brokerage firms and banks participate in a program provided through ADP Investor Communication Services ("ADP") that offers Internet and telephone voting options. This program is different from the program provided by EquiServe for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares by following the Internet voting instructions on your voting instruction card or by calling the telephone number referenced on your voting instruction card. Votes submitted through the Internet or by telephone through the ADP program must be received by 11:59 p.m. (Eastern time) on May 12, 2004. Voting through the Internet or by telephone through the ADP program will not affect your right to vote in person if you decide to attend the Annual Meeting.

        Proxies given pursuant to Internet and telephone voting are permitted under applicable law. The Internet and telephone voting procedures are designed to authenticate a stockholder's identity, allow a stockholder to give his or her voting instructions, and confirm that a stockholder's instructions have been recorded properly. Stockholders voting through the Internet through either EquiServe or ADP should understand that there may be costs associated with electronic access, such as usage charges from

Internet access providers and telephone companies. These costs are the responsibility of the stockholder.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

        The Company is offering its stockholders the opportunity to consent to receiving the Company's future proxy materials and annual reports electronically by providing the appropriate information when voting through the Internet. Electronic delivery could save the Company a significant portion of the costs associated with printing and mailing its annual meeting materials. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice (either by electronic mail or regular mail) explaining how to access these materials. Paper copies of these materials would not be sent unless you request them. The Company may also choose to send one or more items to you in paper form notwithstanding your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at www.InvestorDelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, by contacting EquiServe if you hold shares registered in your own name, or by contacting the Company's Investor Relations Department.

        By consenting to electronic delivery, you would be stating to the Company that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery, because the Company may rely on your consent and as a result you will not receive paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for the costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, in connection with the electronic delivery of the proxy materials and annual reports.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

        Certain stockholders who share a single address will receive only one copy of this Proxy Statement and the Company's 2003 Annual Report, in accordance with a notice delivered earlier this year by your bank, broker, or other nominee, unless the applicable bank, broker, or other nominee received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker, or other nominee who wish to either discontinue or commence householding, request a separate copy of this Proxy Statement or the Company's 2003 Annual Report, or request that only one set of this Proxy Statement or the Company's 2003 Annual Report be sent to you and other stockholders with whom you share an address may do so by contacting your record holder, by contacting our Investor Relations Department at (415) 278-6170, or by writing to our Investor Relations Department at Investor Relations, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105. If you are requesting to discontinue or commence householding, you must provide your name, the name of your broker, bank, or other nominee, and your account information.

ATTENDANCE AT THE ANNUAL MEETING

        Seating at the Annual Meeting is limited. Therefore, admission is by ticket only. If you would like to attend the Annual Meeting, please call the Company at (800) 285-0708 to request an admission ticket. Your admission ticket will be held for you at the Registration Desk on the day of the Annual Meeting. To claim your admission ticket, you should bring with you proof of identification. In addition, if you hold your shares through a broker, bank, or other nominee, you will need to provide proof of ownership by bringing a copy of the voting instruction card provided by your broker or a brokerage account statement showing your share ownership on March 15, 2004, the Record Date.

APPENDIX I

Categorical Standards
for Relationships Involving Directors
of Providian Financial Corporation

        A director of the Company will not fail to be deemed "independent" for purposes of Section 303A.02 of the New York Stock Exchange Listed Company Manual solely by reason of a commercial, industrial, banking, consulting, legal, accounting, charitable, familial, or other relationship between the Company and its subsidiaries, on the one hand, and the director, any immediate family member of the director or any company with which the director or any immediate family member of the director is affiliated by reason of being an officer, director, partner or significant shareholder thereof, on the other hand; provided that the director otherwise meets the independence qualifications under the criteria set forth in Section 303A.02(b) of the Listed Company Manual, and:

  (1)
  such relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons or companies or, in the absence of comparable transactions, on terms and under circumstances that in good faith would be offered to, or would apply to, non-affiliated persons or companies;

  (2)
  with respect to charitable contributions by the Company to a charitable organization where a director of the Company serves as an executive officer, the Company's charitable contributions to the organization during the Company's most recent year do not exceed the greater of $1 million or 2% of such charitable organization's consolidated gross revenues for such fiscal year; or

  (3)
  with respect to an extension of credit by the Company, such extension of credit is a credit card or related product and has been approved by the Board of Directors of the Company (or the program under which such extension is made has been so approved) and made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and no event of default has occurred under the extension of credit.

P R O X Y

PROVIDIAN FINANCIAL CORPORATION
201 MISSION STREET
SAN FRANCISCO, CALIFORNIA 94105

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ellen Richey, Anthony Vuoto and Warren Wilcox, and each of them, proxies with power of substitution to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Providian Financial Corporation (the "Company") to be held at 10:00 a.m., Pacific time, on Thursday, May 13, 2004, and any adjournments or postponements thereof.

SEE REVERSE SIDE

Please mark your votes as in this example. ☒

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.

1.
Election of Directors:            John L. Douglas            J. David Grissom            Robert J. Higgins
    Francesca Ruiz de Luzuriaga

    FOR ☐ WITHHELD ☐

    For all, except:

2.
Ratification of Appointment of Independent Auditors

    FOR ☐ AGAINST ☐ ABSTAIN ☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)	DATE

PLEASE DETACH HERE. COMPLETE, SIGN AND RETURN CARD.

YOUR VOTE IS IMPORTANT. Providian Financial Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You may vote your shares electronically on the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above and have your social security number and the proxy card available. The sequence of numbers appearing in the box above, just below the perforation, is your personal code to access the system.

    •
    To vote over the Internet, access the web site http://www.eproxyvote.com/pvn 24 hours a day, 7 days a week.

    •
    To vote over the telephone, call toll-free, (877) 779-8683 24 hours a day, 7 days a week from the U.S. and Canada.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, do not mail back your proxy card.

Thank you for voting.

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
2003 STOCKHOLDER PROPOSAL ON EXPENSING OPTIONS
DIRECTORS' COMPENSATION AND STOCK OWNERSHIP GUIDELINES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EXECUTIVE EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
Human Resources and Compensation Committee Executive Compensation Report
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT AND COMPLIANCE COMMITTEE REPORT
AUDITOR FEES
PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
OTHER PROPOSED ACTION
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
INTERNET AND TELEPHONE VOTING
ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
ATTENDANCE AT THE ANNUAL MEETING
APPENDIX I